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                                                                  EXHIBIT (D)(V)

                                                    May 15, 2000


William Blair & Company, L.L.C.
222 West Adams Street
Chicago, IL  60606

         Re: MANAGEMENT AGREEMENT WITH WILLIAM BLAIR FUNDS DATED DECEMBER 15, 1999 (THE "MANAGEMENT AGREEMENT")

To Whom It May Concern:

         Pursuant to Section 2 of the Management Agreement, we are hereby providing notification of a new series of the William Blair Funds to be called "William Blair Millennium Fund" (the "New Portfolio"). Attached hereto are amended Appendix A and B to the Management Agreement to reflect the appropriate management fees and initial term end for the New Portfolio.

         By acknowledging below, you agree to render the investment advisory and management services to the New Portfolio under the terms of the Management Agreement and the amended Appendix A and B attached hereto.


                                         WILLIAM BLAIR FUNDS



                                         By:____________________________________

                                         Name: _________________________________

                                         Its: __________________________________

Accepted this 15th day of May, 2000.

WILLIAM BLAIR & COMPANY, L.L.C.


By: _________________________________

Name: ______________________________

Its: _________________________________







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                                   APPENDIX A

                                 MANAGEMENT FEES

William Blair Growth Fund:
         .75% of average daily net assets

William Blair Tax-Managed Growth Fund:
         .80% of average daily net assets

William Blair Large Cap Growth Fund:
         .80% of average daily net assets

William Blair Small Cap Growth Fund:
         1.10% of average daily net assets

William Blair International Growth Fund:
         1.10% of the first $250 million of average daily net assets; plus 1.00% of average daily net assets over $250 million

William Blair Emerging Markets Growth Fund:
         1.40% of average daily net assets

William Blair Disciplined Large Cap Fund:
         .80% of average daily net assets

William Blair Value Discovery Fund:
         1.15% of average daily net assets

William Blair Millennium Fund:
         1.10% of average daily net assets

William Blair Income Fund:
         .25% of the first $250 million of average daily net assets; plus .20% of average daily net assets over $250 million; plus
         5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:
         .275% of the first $250 million of average daily net assets; plus .250% of the next $250 million of average daily net assets; plus .225% of the next $2,000 million of average daily net assets; plus .200% of the average daily net assets over $2,500 million


                                       A-1

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                                   APPENDIX B

                           DATE OF END OF INITIAL TERM


For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Emerging Markets Growth Fund, the William Blair Value Discovery Fund, the William Blair Income Fund and the William Blair Ready Reserves Fund:

         April 30, 2000

For the William Blair Tax-Managed Growth Fund, the William Blair Large Cap Growth Fund, the William Blair Small Cap Growth Fund and the William Blair Disciplined Large Cap Fund:

         April 30, 2001

For the William Blair Millennium Fund:

         April 30, 2002

















                                       B-1